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                                                                    EXHIBIT 4.04


 TERMS OF REGISTRATION RIGHTS GRANTED BY QUINTILES TO THE SELLING STOCKHOLDERS

8.5      Registration Rights

                  (a) The Purchaser shall use its reasonable best efforts to (i) file by March 31, 1998 a registration statement on Form S-3 (or another applicable form of registration statement if Form S-3 is unavailable to the Purchaser) under the Securities Act with respect to the shares of the Purchaser's Common Stock to be issued in connection with the TAG Transactions (the "Registration Statement"), and thereafter to cause the Registration Statement to be declared effective by the SEC as to resales by the TAG, Inc. Stockholders and Caremark (collectively, the "Holders") on or before the date the Purchaser publishes the Pooling Financials; (ii) cause the Registration Statement to remain effective for not less than three hundred sixty-five (365) days; and (iii) cause the shares of its Common Stock to be issued in the TAG Transactions to be approved for listing on the National Market System of the Nasdaq Stock Market on or before the date the Registration Statement is declared effective by the SEC. No Holder shall, or shall be entitled to, resell any such shares in reliance upon the Registration Statement after the passage of such 365-day resale period.

                  (b) Notwithstanding subsection (a) above, the Purchaser shall not be required to take any action with respect to the registration or the declaration or continuation of effectiveness of the Registration Statement following notice to the Holders from the Purchaser (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of the Purchaser might require additional disclosure of material, non-public information by the Purchaser in the Registration Statement as to which the Purchaser believes it has a bona fide business purpose for preserving confidentiality or which renders the Purchaser unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the 1934 Act, as in effect at any relevant time) which might reasonably result in (1) the Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the Registration Statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that for the continuous thirty (30) day period beginning on the first trading day after the Purchaser releases the Pooling Financials (or the first trading day after the Registration Statement is declared effective, if later) no Suspension Notice shall be issued or in effect with respect to such shares; and provided further that the Purchaser shall not issue a Suspension Notice for any period during which the Purchaser's executive officers are not similarly restrained from disposing of shares of in the Purchaser's Common Stock). Upon receipt of a Suspension Notice from the Purchaser, the Holders will forthwith discontinue disposition of all such shares pursuant to the Registration Statement until receipt from the Purchaser of copies of prospectus supplements or amendments prepared by or on behalf of the Purchaser, together with a notification that the Suspension Notice


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is no longer in effect, and, if so directed by the Purchaser, the Holders will deliver to the Purchaser all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.

                  (c) Expenses of Registration. All expenses incurred in connection with the registration pursuant to this Section 8 shall be borne by the Purchaser, except that all selling discounts and commissions (if any) and stock transfer taxes applicable to the shares covered by the Registration Statement and all fees and disbursements of counsel for the Holders relating thereto shall be borne by the Holders.

                  (d) Information by Holders. The Holders shall furnish to the Purchaser such information regarding the Holders, their shares and the distribution proposed by the Holders as the Purchaser may reasonably request in writing and as shall be required in connection with any registration referred to in this Section 8. Each Holder shall notify the Purchaser as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Purchaser or of the occurrence of any event as a result of which any prospectus included in the Registration Statement contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of shares or omits to state any material fact regarding the Holder or the Holder's intended method of distribution of shares necessary to make the statements therein, in light of the circumstances then existing, not misleading, and promptly to furnish to the Purchaser any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such shares, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

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                  (e) Indemnification

                           (i) The Purchaser will indemnify each Holder, each of
such Holder's directors and officers, and each person who controls a Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Purchaser of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Purchaser in connection with any such registration, and the Purchaser will reimburse each Holder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in conformity with information furnished to the Purchaser by a Holder.

                           (ii) Each Holder will indemnify the Purchaser, each
of the Purchaser's directors and officers, each person who controls the Purchaser within the meaning of Section 15 of the Securities Act, and each other person or entity including securities in such registration and each controlling person thereof against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser and all such directors, officers and persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in conformity with information furnished to the Purchaser by such Holder.

                  (f) Transfer of Registration Rights. The registration rights in this Section 8 are not transferable by any Holder.